INVESTMENT BANKING SERVICES AGREEMENT
              SINOFRESH HEALTHCARE, INC. ITS AFFILIATES AND ASSIGNS
                               (THE "COMPANY") AND
           SARGON CAPITAL, INC., ITS SUCCESSORS AND ASSIGNS ("SARGON")
                                OCTOBER 24, 2002
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SCOPE OF SERVICES:  The  Company is  engaging  Sargon on an  exclusive  basis to
                    perform   investment  banking  and  merger  and  acquisition
                    consulting services. The scope of such services shall include the merger of the Company with another entity, or the sale of part or all of the Company's fixed, technology or intangible assets including the Company's product, its website and any related systems (the "Transactions").

                    For the purposes of this Agreement a "sale" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of or any interest in the Company or its subsidiaries or affiliates, or any of their respective businesses (a "Business") or any of their respective assets, is transferred for consideration, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a recapitalization, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership, or any similar transaction.

                    (a) Except as provided in subsection (b) below, "consideration" shall mean the full transaction value of any sale of the Company including, without limitation, the total value of all cash, securities, other property and any contingent, earned or other consideration paid or payable, directly or indirectly, by an acquiring party to a selling party or to a participant in the transaction in connection with a sale of the Company. The value of any such securities (whether debt or equity) or other property or items of value shall be determined as follows: (i) the value of securities that are freely traceable in an established public market shall be the last closing market price of such securities prior to the public announcement of the sale; (ii) the value of securities which are not freely traceable or which have no established public market, or if the consideration utilized consists of property other than securities, the value of such securities or other property shall be the fair market value thereof; and (iii) the sum of all lease payments. "Consideration" shall also include the face value of any indebtedness (except to trade creditors) to which the sale of the Company is subject or to which the Company or its subsidiaries or affiliates (or portion thereof) to be sold remains obligated, or indebtedness that is assumed in connection therewith, the value of any consulting or employment agreements received by the principals of the Company in excess of their historical salary levels, and the value of any payments to be received by the principals of the Company for entering into non-compete or similar agreements. In the case of a recapitalization, "consideration" shall include the aggregate amount of indebtedness incurred or equity raised by the Company or a successor thereof in connection with such recapitalization.

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Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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                    If any  consideration  to be paid is  computed  in a foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. Dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

                    (b) If the sale of the Company is structured in such a way as to provide for the transfer of only part of the assets of the Company or its subsidiaries or affiliates or one or more of the Businesses of the Company or its subsidiaries or affiliates and the retention of other assets or Business
                    (es), including, but not limited to, cash, cash equivalents, investments, inventories and receivables, such retained assets shall not be deemed to be part of the consideration received in connection with the sale of the Company, as follows: (A) with respect to investments, in an amount equal to the market value of such investments, (B) with respect to inventories and receivables, in an amount equal to the book value thereof, and (C) with respect to any other assets, in an amount to be reasonably determined by the parties.

RIGHT TO TERMINATE
NEGOTIATIONS:       The  Company  may  refuse  to  discuss  or   negotiate   any
                    Transaction with any party for any reason whatsoever and may terminate negotiations with any party at any time.

LIST OF PARTIES:    Sargon  shall  maintain a  comprehensive  written  list (the
                    "List") of parties (the  "Parties")  developed by Sargon and
                    the  Company,   which  may  be  potential   Parties  to  any
                    Transaction involving the Company. Sargon shall be entitled to the compensation as described herein resulting from any Transaction, during the term of this agreement, with any Party that is on the List. Sargon shall provide a copy of the List to the Company from time to time.

TERM OF SARGON
ENGAGEMENT:         Five years from the date of execution of this agreement.

RESPONSIBILITIES OF
THE COMPANY:        The Company agrees to make its executive staff and employees available,  upon  reasonable  notice,  on a regular basis to conduct meetings with Sargon and outside parties that Sargon deems  are  necessary  to  perform  its  duties  under  this
                    agreement.   The  Company   personnel   also  will   provide
                    historical financial and operating data as well as other information, reports, etc. within a reasonable time upon being requested by Sargon. The Company would be responsible for all direct reasonable expenses for services related to Sargon's activities on behalf of (and approved by) the Company, provided by outside professionals including, but not limited to, law firm(s), accounting firm(s) and other consultants. The Company acknowledges that Sargon is not required to contribute any capital or provide legal or auditing services in connection with the activities defined in this agreement.

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Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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                    The Company  represents  and warrants  that all  information made available to Sargon by the Company or contained in the Documents will, at the time such information is made available to Sargon, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

                    The Company further represents and warrants that any projections provided to Sargon or contained in the Documents will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Sargon will be using and relying, without any independent investigation or verification thereof, on all information that is or will be furnished to Sargon by or on behalf of the Company and on publicly available information, and Sargon will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information (included in the Documents or otherwise), and that Sargon will not undertake to make an independent appraisal of any of the assets of the Company or any of its subsidiaries or affiliates. The Company understands that in rendering services hereunder Sargon will also rely upon the advice of counsel to the Company and other advisors to the Company as to legal, tax and other matters relating to any transaction or proposed transaction contemplated by this Agreement.

ROLE OF SARGON:     Sargon  is being  retained  to serve  as  financial  advisor solely to the Company,  and it is agreed that the engagement of Sargon  is not,  and shall not be deemed to be, on behalf of, and is not intended to confer  rights or benefits  upon,
                    any   shareholder   or   creditor  of  the  Company  or  its
                    subsidiaries or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Sargon or any statements, conduct or advice of Sargon, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Sargon in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential.

                    In connection with our engagement, Sargon will develop, in consultation with the Company, a List of entities that Sargon believes might be potential purchasers of the Company, its securities, its subsidiaries, its affiliates and/or any of their respective assets. Sargon will initiate discussions with potential purchasers, participate in the negotiation of possible transactions and advise the Company as to negotiating strategy and other matters in connection therewith. The Company will furnish Sargon with all available information and material regarding the Company as Sargon may request in connection with the performance of its obligations hereunder. Sargon will assist the Company in preparing a document or documents (collectively, "Documents") to describe the Company and its management and

------                                           --------
Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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                    financial  status for use in  discussions  with  prospective purchasers.

NON-CIRCUMVENT:     The Company further agrees not to attempt to circumvent this agreement in an attempt to deprive Sargon or any other party of any fees, commissions, of any other remuneration. To that end this  document  shall be  considered to apply to any and all  corporations of the Parties,  divisions,  subsidiaries,
                    employees,  consultants,   principals,  agents,  associates,
                    family members, assignees, or other associated persons.

                    Should the Company circumvent Sargon and complete a Transaction with any party on the List then Sargon will be compensated as defined herein for any Transaction occurring within two (2) years from any such circumvention.

TRANSACTION FEES:   In the event that Sargon  identifies  a  Transaction  with a party on the List and introduces the Company to an entity that subsequently is acquired by or merged into the Company or if such entity acquires any ownership interest (including placement of shareholders' stock) in, or merges the Company into such entity in any form, then Sargon would be paid, at the closing of each such acquisition or merger, a fee based of the value of such transaction calculated with respect to the amount of the aggregate purchase price including assumed debt (or the value of the consideration given, whichever is greater) for each such Transaction (the "Purchase Value") as follows:

                       (a)  10% of the 1st one million dollars of Purchase Value
                       (b) 8% of the 2nd one million  dollars  of Purchase Value
                       (c) 6% of the 3rd one  million  dollars of Purchase Value
                       (d) 4% of the 4th one million dollars of Purchase Value
                       (e) 2% of the Purchase Value in excess of four million
                           dollars

TIMING OF
PAYMENT:            As  compensation   for  the  services   rendered  by  Sargon
                    hereunder, the Company shall pay or cause Sargon to be paid as follows:

                    (a) If a merger or sale of the Company occurs, or the parties reach a preliminary or definitive agreement of such merger or sale, either:

                         (i) during the term of Sargon's engagement and (a) if the party or parties to the recapitalization, merger or sale were identified by Sargon as reflected on the List or

                         (ii) at any  time  during  a  period  of two (2)  years
                              following the effective date of termination of Sargon's engagement hereunder, and the merger or sale involves a party introduced by Sargon, and included on the List, then, upon consummation of such transaction, the Company shall pay to Sargon

------                                           --------
Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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                              the applicable fees for the Transactions described
                              herein.

                    (b) Compensation which is payable to Sargon pursuant to (a) above shall be paid by the Company to Sargon at the closing of a merger or sale of the Company, provided that compensation attributable to that part of consideration which is contingent upon the occurrence of some future event (e.g., the realization of earnings projections) ("Contingent Consideration") shall be paid by the Company to Sargon at the earlier of (i) the receipt of such consideration or (ii) the time that the amount of such consideration can be determined.

                    (c)  In the event that Contingent Consideration described in
                         (b) above is payable by an individual, group or legal entity other than the Company, or by a successor to the Company, after the closing of a recapitalization, merger or sale of the Company, the Company shall cause such individual, group, entity or successor to pay compensation payable to Sargon hereunder, or, at the closing, to enter into an agreement to pay such compensation to Sargon according to the terms hereof.

BEST EFFORTS
BASIS All activities conducted by Sargon on behalf of the Company are on a best-efforts basis only. Sargon makes no representation or warranty that the achievement of any of the goals or objectives outlined in this agreement is guarantied. The Company acknowledges the best efforts nature of this agreement and that Sargon's efforts may not result in any of these goals and objectives being realized or in any capital being raised for the Company.

NO OTHER BROKERS:   The Company and Sargon  represents  and warrants  that there are no brokers, representatives or other persons, which have an interest in any compensation due to Sargon from any transaction contemplated herein.

ANNOUNCEMENTS:      The  Company   agrees   that,   following   the  closing  or
                    consummation of a recapitalization, merger or sale of the Company, Sargon has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company hereunder, provided that Sargon will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

INDEMNIFICATION:    In connection with engagements of the nature covered by this
                    Agreement,   it  is   Sargon's   practice   to  provide  for
                    indemnification,  contribution, and limitation of liability.
                    By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

------                                           --------
Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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GOVERNING LAW:      The terms and  provisions  of this  Agreement are solely for the  benefit  of  the  Company  and  Sargon  and  the  other
                    Indemnified   Persons  and  their   respective   successors,
                    assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement. This Agreement represents the entire understanding between the Company and Sargon with respect to Sargon's engagement hereunder, and all prior discussions are merged herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of
                    Florida  without  regard  to  such  state's   principles  of
                    conflicts  of  laws,   and  may  be  amended,   modified  or
                    supplemented only by written instrument executed by each of the parties hereto.

RESOLUTION OF
DISPUTES:           Any  dispute  related  to this  Agreement,  any  transaction contemplated hereby, or any other matter contemplated hereby shall be settled by arbitration in the County of Palm Beach,
                    Florida, in accordance with the commercial arbitration rules then in  effect  of the  American  Arbitration  Association, before a panel of three  arbitrators.  Any award  entered by the arbitrators shall be final,  binding and  non-appealable and  judgment  may  be  entered  thereon  by  any  party  in accordance  with  applicable  law in any court of  competent
                    jurisdiction.    This   arbitration   provision   shall   be
                    specifically   enforceable.   The   fees  of  the   American
                    Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration shall be paid by the Company.

RIGHT TO
INVESTIGATE:        The  Company   authorizes   Sargon  to  have   investigative
                    background inquiries made relating to the legal, credit, employment and other histories of the Company and its principals. If such investigations provide information that Sargon determines, in its sole discretion, will impede its ability to effectively perform the activities defined in this engagement agreement, then Sargon shall have the right to terminate this agreement without advance notice during the first thirty days of the engagement and fully refund any amounts, other than out-of-pocket expenses, paid by the Company to Sargon.

MODIFICATION:       Any modification,  alteration,  or change to this agreement, including but not limited to modification of the services to be performed, extension of time of performance, or changes to the amount or form of compensation, shall be made only by written supplemental agreements executed by each of the parties.

AUTHORITY:          Each  individual  executing  this agreement on behalf of any party expressly represents and warrants that such individual has the  authority  to so  execute,  and thereby to bind the party on behalf of which such individual signs, to the terms of this  agreement.  The Company  represents and warrants to
                    Sargon  that this  Agreement  has been duly  authorized  and
                    represents  the  legal,   valid,   binding  and  enforceable
                    obligation of the Company and that neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or

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Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
Page 7 of 9

                    regulatory agency or violates any law, regulation, contract or order binding on the Company.



INVALID PROVISIONS: If any  provision  of this  agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable and this agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereto. The remaining provisions hereof shall remain in force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

PRIOR AGREEMENTS:   Both parties  agree that this  Agreement is the complete and exclusive statement of the Agreement between the parties, superseding all proposals or prior agreements, oral and/or written, between the parties relating to the specific subject matter of the Agreement and shall have no effect upon that certain Investment Banking Advisory Services and Placement Agent Agreement between the parties dated October
                    24, 2002.

In recognition of the preceding, this agreement is executed and accepted as of the first date written herein by:


SARGON CAPITAL, INC                         SINOFRESH HEALTHCARE, INC.



----------------------------                ----------------------------------
By: Andrew M. Badolato, its CEO             By: David Otto, Director



------                                           --------
Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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                                  ATTACHMENT A
                        INDEMNIFICATION, CONTRIBUTION AND
                       LIMITATION OF LIABILITY PROVISIONS

     (a) SinoFresh HealthCare, Inc. and its affiliates (collectively the "Company") agrees to indemnify and hold harmless Sargon Capital, Inc., ("Sargon") and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Sargon or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Sargon and each such other person or entity being referred to herein as an "Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates or
          (ii) actions taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or its affiliates or (B) are otherwise related to or arise out of Sargon's activities on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to the preceding sentence which are determined to have resulted from such Indemnified Person's negligence or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person (who is entitled to be indemnified pursuant to the two previous sentences) for all out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with defending any such action or claim in which such Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement if a judgment is found on behalf of the Indemnified Person in conjunction with enforcing such rights under this Agreement..

     (b)  If for any reason, except pursuant to the second sentence of Paragraph
          (a) above, the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Sargon on the other, but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. It is hereby further agreed that the relative benefits to the Company on the one hand and Sargon on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction (minus the fees in (ii)) bears to (ii) the fees paid to Sargon with respect to such transaction.

     (c) No Indemnified Person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement, except for any liability for losses, claims, damages, liabilities or expenses determined to have resulted from such Indemnified Person's negligence or misconduct.

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Sargon                                           SinoFresh

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SinoFresh HealthCare/Sargon Agreement
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     (d)  The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person unless such settlement, compromise or consent includes an unconditional release of such Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.

     (e) The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration of the term of this Agreement and the closing of any sale of the Company.

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Sargon                                           SinoFresh